Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
      The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of SBC and AT&T. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with SBC treated as the acquirer and as if the acquisition of AT&T had been completed on January 1, 2004 for statement of income purposes and on December 31, 2004 for balance sheet purposes. For a summary of the business combination, see “The Merger” beginning on page 24.
      The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of SBC and AT&T adjusted to give effect to the AT&T acquisition. The pro forma amounts have been developed from (a) the audited consolidated financial statements of SBC contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which are incorporated by reference in this document, and (b) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference in this document.
      As of the date of this document, SBC has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the AT&T assets to be acquired and the AT&T liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform AT&T data to SBC’s accounting policies. However, as indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, SBC has made certain adjustments to the historical book values of the assets and liabilities of AT&T to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of AT&T, as adjusted to reflect estimated fair values, recorded as goodwill and indefinite-lived intangibles. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once SBC has determined the final purchase price for AT&T and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for AT&T. There can be no assurance that such finalization will not result in material changes.
      The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBC would have been had the AT&T acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.
      The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or restructuring costs expected to result from the AT&T acquisition. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100 million. For further information, see “The Merger — Interests of AT&T Executive Officers and Directors in the Merger — Retention Program.”
      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBC and AT&T that are incorporated by reference in this document.

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2004
($ in millions, except per share data)

	Historical		Pro Forma

	SBC	AT&T	Adjustments		Combined

Total Operating Revenues	$40,787	$30,537	$(1,839	)(c)	$69,485
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	17,383	17,528	(1,839	)(c)	32,962
			(110	)(d)
Selling, general and administrative	9,939	6,557	(194	)(d)	16,302
Depreciation and amortization	7,564	3,768	500	(b5)	10,637
			(1,080	)(g)
			(115	)(h)
Asset impairment and net restructuring and other charges	—	12,772	—	(g)	12,772

Total Operating Expenses	34,886	40,625	(2,838)		72,673

Operating Income (Loss)	5,901	(10,088)	999		(3,188)
Interest expense	1,023	803	(152	)(e)	1,674
Other income (expense) — net	2,287	(138)	—		2,149

Income (Loss) Before Income Taxes	7,165	(11,029)	1,151		(2,713)
Provision (benefit) for income taxes	2,186	(4,560)	438	(i)	(1,936)

Income (Loss) From Continuing Operations	$4,979	$(6,469)	$713		$(777)

Basic Earnings Per Share:
Income (Loss) From Continuing Operations	$1.50	$(8.14)			$(0.20	)(f)
Weighted Average Common Shares Outstanding (000,000)	3,310	795			3,932
Diluted Earnings Per Share:
Income (Loss) From Continuing Operations	$1.50	$(8.14)			$(0.20	)(f)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,322	795			3,932
The accompanying notes are an integral part of these
Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2004
($ in millions, except per share data)

	Historical		Pro Forma

	SBC	AT&T	Adjustments		Combined

Assets
Current Assets
Cash and cash equivalents	$760	$3,698	$(1,038	) (a)	$3,420
Accounts receivable — net	5,480	3,195	—		8,675
Other current assets	2,301	2,494	—		4,795

Total current assets	8,541	9,387	(1,038)		16,890

Property, Plant and Equipment — Net	50,046	11,509	—		61,555

Goodwill and Other Intangibles — Net	2,054	5,263	17,828	(b5)	19,882
			(5,263	)(b5)
Investment in Equity Affiliates	1,798	—	—		1,798
Investment in and Advances to Cingular Wireless	33,687	—	—		33,687
Other Assets	12,718	6,645	(851	)(b2)	18,512

Total Assets	$108,844	$32,804	$10,676		$152,324

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$5,734	$1,886	—		$7,620
Other current liabilities	13,200	7,202	—		20,402

Total current liabilities	18,934	9,088	—		28,022
Long-Term Debt	21,231	8,779	958	(b3)	30,968
Other noncurrent liabilities	28,175	7,918	1,880	(b2)	37,973

Total noncurrent liabilities	49,406	16,697	2,838		68,941

Stockholders’ Equity
Common shares issued	3,433	799	(799	)(b4)	4,055
			622	(b1)
Capital in excess of par value	12,804	27,170	(26,132	)(b4)	27,039
			(1,038	) (a)
			14,235	(b1)
Retained earnings (deficit)	29,352	(21,180)	21,180	(b4)	29,352
Treasury shares (at cost)	(4,535)	—	—		(4,535)
Accumulated other comprehensive income	(550)	230	(230	)(b4)	(550)

Total stockholders’ equity	40,504	7,019	7,838		55,361

Total Liabilities and Stockholders’ Equity	$108,844	$32,804	$10,676		$152,324

The accompanying notes are an integral part of these
Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
($ in millions, except per share data)
Note 1.  Basis of Presentation
      The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SBC and AT&T, after giving effect to the merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending AT&T acquisition on SBC. On January 31, 2005, SBC and AT&T jointly announced the execution of the merger agreement, pursuant to which SBC would acquire AT&T in a transaction in which each share of AT&T common stock, par value of $1.00, would be converted into and exchanged for 0.77942 of a share of SBC common stock (equivalent to approximately 622 million shares, or 19% of the shares of SBC common stock that were outstanding at December 31, 2004). Based on the average closing price of SBC common stock for the two days prior to, including, and two days subsequent to the public announcement of the merger (January 31, 2005) of $23.87, the purchase price would be approximately $14,857. After the AT&T acquisition, AT&T will be a wholly-owned subsidiary of SBC. The transaction has been approved by the board of directors of each company and also must be approved by the shareholders of AT&T. The transaction is subject to review and approval by the DOJ, FCC and various other regulatory authorities.
      The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of SBC’s and AT&T’s operations. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger — Interests of AT&T Executive Officers and Directors in the Merger — Retention Program.” Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by SBC as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). For more information on estimated cost savings and revenue synergies, see “The Merger — SBC’s Reasons for the Merger” on page 27 and “The Merger — AT&T’s Reasons for the Merger” on page 30. The Unaudited Pro Forma Condensed Balance Sheet reflects the merger as if it had been effective on December 31, 2004. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the merger as if it had been in effect on January 1, 2004.
Note 2.  Pro Forma Adjustments

(a)	The Pro Forma Condensed Combined Balance Sheet has been adjusted to record the special dividend of $1.30 per share to be paid by AT&T to AT&T shareholders prior to the closing of the merger. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the dividend is calculated based on 799 million AT&T shares outstanding as of December 31, 2004. However, the actual dividend paid will be based on AT&T shares outstanding on the record date for payment of the dividend.

SBC COMMUNICATIONS INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
($ in millions, except per share data)

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and Other Intangibles — Net” as follows:

	Common	Additional
	Stock	Capital	Total

Total consideration: Issuance of SBC common stock to AT&T shareholders	$622	$14,235	$14,857	(b1)

Preliminary estimate of fair value of identifiable net assets acquired:
AT&T’s equity			$7,019
Special dividend to AT&T shareholders			(1,038	)(a)

AT&T’s adjusted equity			$5,981	(b4)
Elimination of AT&T goodwill and intangibles			(5,263	)(b5)
Preliminary estimate of fair value adjustment of AT&T long-term debt			(958	)(b3)
Preliminary estimate of fair value adjustment to AT&T pension and postretirement plans			(2,731	)(b2)

Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$(2,971)

Goodwill and Other Intangibles — Net			$17,828	(b5)

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $14,857, calculated as follows:

AT&T shares outstanding at December 31, 2004	798,570,623
Exchange ratio	0.77942

SBC shares to be issued	622,421,915

Price per share(1)	$23.87

Aggregate value of SBC consideration	$14,857

Value attributed to par at $1 par value	$622

Balance to capital in excess of par value	$14,235

(1)	Price per share is based on the average closing price of SBC common stock for the two days prior to, including and two days subsequent to the public announcement of the merger.

It is assumed that all stock will be new issuances. However, SBC may issue treasury shares for a portion of the required SBC common stock. The actual number of newly issued shares of SBC common stock or treasury shares to be delivered in connection with the merger will be based upon the number of AT&T shares issued and outstanding when the merger closes.

(b2)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect AT&T’s pension and postretirement benefit plans at fair value. The total adjustment of $2,731 represents unrecognized net losses of $1,000 and $1,298 and unrecognized prior service costs of $380 and $53 for AT&T’s pension and postretirement plans, respectively, as of December 31, 2004.

SBC COMMUNICATIONS INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
($ in millions, except per share data)

Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

(b3)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report AT&T’s long-term debt at fair value. The estimated fair value of AT&T’s long-term debt (including current maturities of long-term debt) was $10,928 at December 31, 2004, calculated using quotes or rates available for debt with similar terms and maturities, based on AT&T’s debt ratings at that time. The carrying value of AT&T’s long-term debt (including current maturities of long-term debt) was $9,970 at December 31, 2004, resulting in a total increase to debt of $958. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b4)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of AT&T.

(b5)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the elimination of AT&T’s historical goodwill and other purchased intangibles. The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of December 31, 2004, especially for property, plant and equipment (PP&E). The remaining unallocated purchase price was allocated to “Goodwill and Other Intangibles — Net.”

Of the total amount allocated to “Goodwill and Other Intangibles — Net,” SBC has tentatively identified approximately $1,500 for customers acquired with a straight-line asset life of three years (amortization of this intangible is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income). However, the final purchase price allocation, based on third party appraisals, may result in different allocations for tangible and intangible assets than that presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes as an example that gives the estimated annual impact on pro forma net income for every incremental $1,000 that is allocated to amortizable intangibles or PP&E with various lives.

	Estimated
	Amortization	Net income	Per share
Lives in years	Expense	impact	impact

3	$333	$206	$0.05
10	100	62	0.02
20	50	31	0.01

(c)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access, UNE-P and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

(d)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of AT&T’s pension and postretirement plans to fair value (see note b2). The adjustment reflects the elimination of amounts recorded by AT&T in 2004 for amortization of unrecognized prior service costs of $171 and amortization of losses of $133 for pension and postretirement benefits.

SBC COMMUNICATIONS INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
($ in millions, except per share data)

(e)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of AT&T’s long-term debt to fair value (see note b3). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(f)	Pro forma combined basic and diluted earnings per common share are based on the combined weighted average shares of SBC common stock outstanding in 2004 of 3.31 billion and the assumption that the approximately 622 million shares assumed to be issued by SBC (see note b1) were outstanding for all of 2004, calculated using the loss from continuing operations.

(g)	Included in the Unaudited Pro Forma Condensed Combined Statement of Income is an impairment charge on PP&E of approximately $11,400 recorded by AT&T in the third quarter of 2004. Since the triggering event for assessing impairment of long-lived assets occurred in July 2004, the impairment charge is not adjusted in the Unaudited Pro Forma Condensed Combined Statement of Income. However, depreciation expense has been reduced by $1,080 to reflect SBC estimates of PP&E fair value for the purpose of purchase price allocation and are based on PP&E levels after the impairment. Had the value used for depreciation been assigned to PP&E as of the beginning of the year, there would be no impairment. For purposes of the Unaudited Pro Forma Condensed Combined Statement of Income, the useful lives of PP&E was two to 16 years for communications, network and other equipment and five to 40 years for buildings and improvements.

(h)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of AT&T’s historical intangible asset amortization due to the elimination of AT&T’s historical intangible assets (see note b5).

(i)	The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (h) above and the amortization impact of item (b5). The aggregate pre-tax effect of these adjustments was $1,151 reflected as “Income (Loss) Before Income Taxes” in the Pro Forma Adjustments column on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at SBC’s marginal tax rate of 38.05%.
Note 3.  Federal Income Tax Consequences of the Merger
      The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.